UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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CNA Financial Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS OF CNA FINANCIAL CORPORATION
May 1, 2024

DATE:
Wednesday, May 1, 2024

TIME:
7:30 a.m., Central time

PLACE:
151 N. Franklin Street, 7th Floor Navy Pier 3 Room, Chicago, Illinois

RECORD DATE:
March 5, 2024

To the stockholders of CNA FINANCIAL CORPORATION:
At the Annual Meeting, you are asked to consider the following proposals:
(1) Election to the Board of Directors of the ten nominees named in the proxy statement;
(2) An advisory (non-binding) vote to approve named executive officer compensation;
(3) Approval of an amendment to CNA’s certificate of incorporation to update the exculpation provision;
(4) Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2024; and
(5) Transaction of such other business as may properly come before the meeting.
Only stockholders of record of CNA Financial Corporation, a Delaware corporation, at the close of business on March 5, 2024 are entitled to notice of and to vote at this meeting. Please refer to the first page of the accompanying proxy statement for further instructions.
You may revoke the proxy at any time before the authority granted therein is exercised.
By order of the Board of Directors,
STATHY DARCY
Senior Vice President,
Deputy General Counsel and Secretary
Chicago, Illinois
March 22, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 1, 2024:
The proxy statement and the 2023 Annual Report to Stockholders are posted on the Company’s website at www.cna.com.

MEETING DETAILS
The Board of Directors of CNA Financial Corporation (“CNA,” “we” or the “Company”) submits this proxy statement in connection with the solicitation of proxies from the stockholders in the form enclosed.
Proposals	Board Vote Recommendation
1. Election to the Board of Directors of the ten nominees named in the proxy statement	FOR each director nominee
2. An advisory (non-binding) vote to approve named executive officer compensation	FOR
3. Approval of an amendment to CNA’s certificate of incorporation to update the exculpation provision	FOR
4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2024	FOR
Voting Details:
The Annual Meeting is open only to stockholders of record at the close of business on March 5, 2024. To attend the meeting, you will need to register upon arrival. We may check for your name on our stockholders’ list and ask that you produce a valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own CNA Common Stock, it is possible that you will not be admitted to the meeting.
Whether or not you plan to attend the 2024 Annual Meeting, you are encouraged to submit a proxy to vote in advance of the meeting pursuant to one of three methods described below.

VOTE BY INTERNET (www.proxyvote.com )
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date.

VOTE BY PHONE (1-800-690-6903)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time for receipt by Vote Processing before May 1, 2024.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A stockholder may also revoke his or her proxy and vote during the Annual Meeting. Unless authority to do so is withheld, shares represented by valid proxies will be voted for the ten nominees identified in this proxy statement. Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors.

CNA Financial Corporation	1	2024 Proxy Statement

The Board has no reason to believe that any of the nominees will become unavailable. Proxies will be voted in accordance with the stockholder’s specifications and, if no specifications are made, proxies will be voted in accordance with the Board of Directors’ recommendations. The approximate date of the mailing of this proxy statement is March 22, 2024.
On March 5, 2024, we had outstanding 270,898,997 shares of Common Stock. Holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 5, 2024 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of stockholders, including the Annual Meeting. In accordance with the Company’s bylaws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the ten nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will be counted for determining the presence of a quorum, but will not have any effect on the outcome of the election. The vote of stockholders of a majority of the stock having voting power present in person or represented by proxy shall decide the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain and broker non-votes will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter.

About CNA
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 120 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.
For more information, please visit CNA at www.cna.com.

CNA Financial Corporation	2	2024 Proxy Statement

TABLE OF CONTENTS:

CNA Financial Corporation	3	2024 Proxy Statement

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. Please read the entire proxy statement carefully before voting.
Proposal 1	See Page
Election of Directors The persons named in this proxy statement as nominees for election as directors have been designated by the Board. Our director nominees identified below are current members of our Board of Directors. Pursuant to our bylaws, the number of directors constituting the full Board of Directors has been fixed at ten. Each director shall be elected at the Annual Meeting and shall hold office until the next Annual Meeting and until their successor is elected and qualified. Directors need not be stockholders of the Company.	8
	Director	Principal Occupation	Director since	Current Committees
				AC	CC	EC	FC
NON-INDEPENDENT DIRECTORS	Dino E. Robusto	Chairman of the Board and Chief Executive Officer of CNA Financial Corporation	2016
	Kenneth I. Siegel	Senior Vice President of Loews Corporation	2019
	Andrew H. Tisch	Co-Chairman of the Board of Loews Corporation	2006
	Benjamin J. Tisch	Senior Vice President of Corporate Development and Strategy of Loews Corporation	2018
	James S. Tisch	President and Chief Executive Officer and a member of the Office of the President of Loews Corporation	1985
	Jane J. Wang	Senior Vice President and Chief Financial Officer of Loews Corporation	2019
INDEPENDENT DIRECTORS	Michael A. Bless	Retired President and Chief Executive Officer of Century Aluminum Company	2017
	Jose O. Montemayor	Principal of Black Diamond Capital Partners I, LP	2007
	Don M. Randel	Retired President of The Andrew W. Mellon Foundation	2002
	André Rice	Founder and President of Muller & Monroe Asset Management, LLC	2017
AC = Audit Committee	CC = Compensation Committee	EC = Executive Committee	FC = Finance Committee	C = Chairperson
The Board recommends a vote FOR each director nominee.

CNA Financial Corporation	4	2024 Proxy Statement

Proposal 2	See Page

An advisory (non-binding) vote to approve named executive
officer compensation
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay practices with respect to the named executive officers. This vote is intended to provide an overall assessment of our executive compensation program and is not intended to focus on any specific item of compensation. You should consider the details of our executive compensation program provided in the “2023 Summary Compensation Table” and the tables and narrative discussion that follow it. This disclosure sets forth the factors considered in determining executive compensation packages, including market information utilized in implementing competitive compensation to attract top talent.
The Board recommends a vote FOR this proposal.
17
Proposal 3	See Page

Approval of an amendment to CNA’s certificate of
incorporation to update the exculpation provision
We are requesting stockholders to approve an amendment to our certificate of incorporation to update the exculpation provision. The amendment allows the Company to restate the exculpation provision to extend coverage to certain senior officers to the extent permitted under amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Should the proposed amendment be approved, both directors and officers would be protected from monetary liability for fiduciary duty breaches to the extent allowed under the DGCL.
The Board recommends a vote FOR this proposal.
38
Proposal 4	See Page

Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2024
Our Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as the independent registered public accountants for 2024. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company’s stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, our Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. If the Company’s stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to answer appropriate questions and, if they choose to do so, to make a statement.
The Board recommends a vote FOR this proposal.
39

CNA Financial Corporation	5	2024 Proxy Statement

Stock Ownership of the Company
Principal Stockholder
The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 5, 2024 (unless otherwise noted), based on filings with the Securities and Exchange Commission. Each such entity has sole voting and investment power with respect to the shares set forth:
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Loews Corporation 9 West 57th Street, New York, NY 10019	248,414,738	91.7%
Because Loews holds a majority of our outstanding Common Stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. Loews has advised the Company’s Board of Directors that it intends to vote FOR the election of each of the Board’s nominees for director, FOR the advisory (non-binding) vote approving named executive officer compensation, FOR approval of an amendment to Company’s certificate of incorporation to update the exculpation provision and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2024. There are no agreements between CNA and Loews with respect to the election of CNA directors or with respect to the other matters to come before the meeting.
Director and Officer Holdings
The following table sets forth certain information as to shares of our Common Stock, as well as shares of common stock of Loews, our principal stockholder, beneficially owned by each director, and each named executive officer included in the Summary Compensation Table in this proxy statement (individually, an “NEO” and collectively, the “NEOs”); and by all executive officers and directors of the Company as a group as of March 5, 2024 based on data furnished by them.
Name:	Shares of CNA Common Stock Beneficially Owned	Shares of Loews Common Stock Beneficially Owned
Michael A. Bless	2,500	0
Daniel P. Franzetti	32,784(1)	0
Scott R. Lindquist	0	0
Jose O. Montemayor	0	0
Don M. Randel	0	0
André Rice	0	0
Dino E. Robusto	424,235(2)	0
Kenneth I. Siegel	0	13,315
Susan A. Stone	11,982(3)	0
Andrew H. Tisch	106,100	14,916,775(4)
Benjamin J. Tisch	0	370,246(5)
James S. Tisch	106,100	16,797,491(6)
Jane J. Wang	0	5,958
Douglas M. Worman	45,671(7)	0
All executive officers and directors as a group (21 persons)	838,568(8)	32,103,785(9)

(1)
Includes 21,408 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

(2)
Includes 125,597 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

CNA Financial Corporation	6	2024 Proxy Statement

(3)
All such shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

(4)
The amount beneficially owned includes: 12,618,898 shares held by trusts of which Mr. Andrew Tisch is trustee; 955,000 shares held by a charitable foundation of which he is a director; and 28,810 shares issuable upon the exercise of SARs that are currently exercisable. He has sole voting and investment power with respect to 13,961,775 shares and shared voting and investment power with respect to 955,000 shares. Loews Common Stock shares beneficially owned by Mr. Andrew Tisch represent 6.7% of the outstanding shares of Loews Common Stock.

(5)
Includes 7,204 shares issuable upon the exercise of SARs that are currently exercisable.

(6)
The amount beneficially owned includes: 10,291,821 shares held by trusts of which Mr. James Tisch is trustee; 3,005,037 shares held by his wife or trusts of which his wife is trustee; 725,000 shares held by a charitable foundation of which he is a director; 28,810 shares issuable upon the exercise of SARs that are currently exercisable; and 82,277 shares underlying vested RSUs of which he deferred receipt that could be delivered to him within 60 days of March 5, 2024 if his service with Loews terminated during that time. He has sole voting and investment power with respect to 13,067,454 shares and shared voting and investment power with respect to 3,730,037 shares. Loews Common Stock shares beneficially owned by Mr. James Tisch represent 7.6% of the outstanding shares of Loews Common Stock.

(7)
All such shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date.

(8)
Includes 254,664 shares of Company Common Stock issuable upon the exercise of awards granted under the Incentive Compensation Plan which are exercisable currently or within 60 days of the record date. In aggregate, these holding represent less than 1% of the outstanding shares of Common Stock.

(9)
Includes 64,824 shares issuable upon the exercise of SARs that are currently exercisable.

CNA Financial Corporation	7	2024 Proxy Statement

CORPORATE GOVERNANCE
Proposal 1. Election of 10 Directors
Set forth below is the name, principal occupation and business experience for at least the past five years, as well as certain other information for each nominee. Narrative regarding the qualifications, attributes and skills that led to the determination that each of these individuals should be nominated to serve as a director is also included for each nominee.
Director Nominees’ Biographical Information and Business Experience
	Director	Relationship	Biographical and Business Experience
NON-INDEPENDENT DIRECTORS	Dino E. Robusto	N/A	Chairman of the Board and Chief Executive Officer since November 2016. Prior to officially assuming the roles of Chairman and Chief Executive Officer of the Company, Mr. Robusto served in various senior management capacities at Chubb Limited, most recently as President of Commercial and Specialty Lines of the Chubb Group of Insurance Companies and Executive Vice President of Chubb Limited from 2013 until his retirement from Chubb in November 2015. Prior to that, he was President of Personal Lines and Claims from 2011 through 2013. Mr. Robusto joined Chubb in 1986. He serves on the Board of Directors of Junior Achievement of New Jersey and formerly served on the Boards of Directors of Applied Systems Inc. and RAND Corporation’s Institute for Civil Justice, and on the Board of Advisors of Catalyst, Inc. Mr. Robusto’s extensive insurance experience enables him to provide deep insight and knowledge regarding all aspects of the commercial insurance industry.
	Kenneth I. Siegel	N/A	Mr. Siegel is a Director of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews, and has served as Chairman of such Board since 2011. He also serves on the Board of Directors of Flowserve Corporation, a publicly traded supplier of industrial and environmental machinery. Mr. Siegel served on the Board of Directors of Diamond Offshore Drilling, Inc., a former subsidiary of Loews, from 2014 to 2021. He has extensive experience with capital markets and merger and acquisition transactions as a result of his position at Loews. Mr. Siegel’s experience in his position at Loews also provides him with knowledge of the energy industry and broad knowledge of and insight into the operations of Loews and the businesses in which it is engaged. This experience, combined with his financial and transactional expertise, enables Mr. Siegel to provide valuable insight to our Board.
	Andrew H. Tisch	Brother of James Tisch and uncle of Benjamin Tisch	Mr. Tisch served as a member of the Office of the President of Loews from January 1999 until December 2021. He served as a director of the general partner of Boardwalk Pipeline Partners LP from 2005 until 2021, as a director of Diamond Offshore Drilling, Inc. from 2011 to 2020. Mr. Tisch’s experience with Loews allows him to provide valuable perspective and advice to our Board.

CNA Financial Corporation	8	2024 Proxy Statement

	Director	Relationship	Biographical and Business Experience
NON-INDEPENDENT DIRECTORS	Benjamin J. Tisch	Son of James Tisch and nephew of Andrew Tisch	Mr. Tisch is responsible for overseeing the performance of Loews’s subsidiaries, and works closely with Loews’s Chief Investment Officer to manage the portfolios for Loews and CNA. As a member of Loews leadership team, he helps formulate the Company’s view on intrinsic value, develops and implements capital allocation strategies and monitors market conditions. Before joining Loews in 2012, Mr. Tisch was a managing director at Fortress Investment Group Global Macro Fund, where he specialized in developed market interest rates and FX strategies. His position with Loews, along with his investment expertise, allows him to provide valuable perspective and advice to our Board.
	James S. Tisch	Brother of Andrew Tisch and father of Benjamin Tisch	Mr. Tisch also serves as Director of Loews. He also served as Director of Diamond Offshore Drilling, Inc. from 1989 to 2021 and General Electric Company from 2010 to 2022. Mr. Tisch’s positions with Loews allow him to provide valuable perspective and advice to our Board.
	Jane J. Wang	N/A	Ms. Wang joined Loews in 2006 as an associate in the Corporate Development group and became Chief Financial Officer of Loews in May 2022. She is a Director of the general partner of Boardwalk Pipeline Partners, LP. Ms. Wang has overall responsibility for Loews financial management and operations as well as enterprise risk management. Her expansive financial knowledge and position with Loews allows her to provide valuable perspective and advice to our Board.
INDEPENDENT DIRECTORS	Michael A. Bless	N/A	Mr. Bless held the positions of President and Chief Executive Officer of Century Aluminum Company (“Century”) from 2011 to July 2021. He also served as a director of Century from 2012 until July 2021 and as a Special Advisor to the Chief Executive Officer of Century from July 2021 until March 31, 2022. He joined Century in 2006 as Executive Vice President and Chief Financial Officer. Mr. Bless currently serves on the Board of Directors for Enact Holdings, Inc, a publicly traded provider of private mortgage insurance, and Piedmont Lithium Inc., a publicly traded integrated lithium business. His expansive financial knowledge, experience leading a public company and expertise is valuable to our Board.
	Jose O. Montemayor	N/A	Mr. Montemayor is Principal of Black Diamond Capital Partners I, LP since 2005. He also serves on the Board of Directors for Prosperity Group Holdings LP, a life insurance and asset management entity and Protecdiv, Inc, an insurance and reinsurance broker. From 1999 to 2005, Mr. Montemayor was Insurance Commissioner for the State of Texas. He is a certified public accountant and a member of the Society of Financial Examiners, the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Montemayor’s extensive knowledge and experience of the insurance industry, including 12 years as a senior insurance regulator, is valuable to our Board.
	Don M. Randel	N/A	Mr. Randel held the position of President of The Andrew W. Mellon Foundation from July 2006 to March 2013. Prior to that, Mr. Randel served as President of the University of Chicago from 2000-2006. Mr. Randel’s experience as a senior leader of a large institution is of great value to our Board.
	André Rice	N/A	Mr. Rice is Founder and President of Muller & Monroe Asset Management, LLC since 1999. Prior to that, he founded in 1986 Rice Group Ltd., an investment services company. He is a certified public accountant and a member of the National Association of Securities Professionals and the National Association of Investment Companies. Mr. Rice’s extensive investment knowledge and experience is valuable to our Board.

CNA Financial Corporation	9	2024 Proxy Statement

Demographic Information of Directors	ROBUSTO	SIEGEL	A.TISCH	B.TISCH	J. TISCH	WANG	BLESS	MONTEMAYOR	RANDEL	RICE
Tenure (years)	8	5	18	6	39	5	7	17	22	7
Age	65	67	74	41	71	42	58	73	83	66
Gender	M	M	M	M	M	F	M	M	M	M
Race/Ethnicity
Asian/Other Pacific Islander
Black/African American
Hispanic/Latino
White/Caucasian
Director Independence
Under the rules of the New York Stock Exchange (the “NYSE”), listed companies like CNA that have a controlling stockholder are not required to have a majority of independent directors. Because Loews holds more than 50% of the voting power of CNA, we are a “controlled company” within the meaning of the rules of the NYSE. Upon the election of the ten nominees, our Board of Directors will not be composed of a majority of directors who are independent. Nevertheless, our Board of Directors has determined that the following current directors are independent under the listing standards of the NYSE (each, an “Independent Director” and collectively, the “Independent Directors”): Michael Bless, Jose Montemayor, Don Randel and André Rice. In assessing independence, an affirmative determination is made as to whether or not each director or nominee has any material relationship with the Company. In assessing the materiality of any relationship, our Board considers all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. Our Board considers the frequency and regularity of any services provided by or to, or other transactions between, our Company and the director or nominee or affiliated organization, whether they are being carried out at arms’ length in the ordinary course of business, and whether they are being provided or conducted substantially on the same terms as those prevailing at the time with unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable, and familial relationships.
Our Board has established guidelines to assist it in determining director independence under these listing standards. Under our Board’s guidelines, a director would not be considered independent if any of the following relationships exists: (i) during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company; (ii) the director or an immediate family member received, during any twelve month period within the past three years, more than $120,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation; (iii) the director is a current partner or employee, or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, or an immediate family member is a current employee of such a firm and personally works on the Company’s audit, or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that

CNA Financial Corporation	10	2024 Proxy Statement

has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.
Leadership Structure
In the Company’s leadership structure, the roles of Chairman of the Board and Chief Executive Officer are combined. The Board believes that this combined structure promotes unified leadership and direction for the Company. The Board meets regularly in executive session with the Chairman, without the presence of any other management personnel of the Company. In addition, the Board has complete and direct access to our entire management team.
Our Independent Directors meet regularly in executive session without management participation. We have a position of presiding director whose primary responsibility is to preside over the executive sessions of the Independent Directors. The Chairs of our Audit and Compensation Committees alternate annually as the presiding director. Michael Bless, as Chairman of our Compensation Committee, currently serves as presiding director until the Annual Meeting.
Board Oversight of Risk Management
Within the general construct of oversight responsibility for our organization, the Audit Committee of the Board retains oversight responsibility for the integrity of the financial statements, compliance and ethics program, legal risk and overall policies and procedures relating to risk management, including oversight of accounting policies, financial statement disclosures and internal controls over financial reporting, compliance matters, and oversight of the process for establishing insurance reserves. This includes oversight of ongoing risk management efforts, material changes to risk appetite of the Company, and significant emerging risk exposure, as well as risks associated with environmental, social and governance (ESG) matters, with management providing regular reporting regarding its ESG initiatives and protocols, which also address climate change-related impacts to operations. The framework of ESG governance within the Company is described under “Environmental, Social and Governance (ESG) Governance Framework” on page 16 of this proxy statement. Reporting out from this framework occurs at the Audit Committee on a regular basis and to the full Board, as appropriate.
The Company’s management provides quarterly reports to the Audit Committee in respect of the Committee’s role in oversight, including presentations on the key management judgments and any new or significant transactions or accounting policy changes impacting the Company’s quarterly financial results, reportable deficiencies in the internal control over financial reporting, reserve establishment and factors considered in such establishment, key risk reports and ongoing risk management efforts, status and effectiveness of the Company’s legal compliance and business ethics program, and internal audit processes and results. These presentations and reports are the foundation for productive dialogue between the members of the Audit Committee and senior Company officials with primary responsibility in these areas. In addition, the Chairman of the Audit Committee engages regularly but at a minimum quarterly with our Chief Executive Officer and Chief Financial Officer and participates in setting meeting agendas.
The entire Board oversees the risk management framework with respect to material risk on an enterprise-wide basis, including reserve risk, market risk, liquidity risk, credit risk, reputational risk, and specific risks relating to our business operations, including insurance underwriting and claims, reinsurance, catastrophe risk, pandemic risk, information technology, cybersecurity, human capital, and business resiliency planning.
Reports are provided to the full Board by the Company’s management on at least an annual basis which, among other things, seeks to systematically identify the principal risks facing the Company, identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk

CNA Financial Corporation	11	2024 Proxy Statement

management practices. These reports enable the Board to conduct meaningful and substantive discussions and deliberations with senior management on these enterprise-wide risks.
Committees and Meetings
Our Board of Directors has the following standing committees: Audit, Compensation, Executive and Finance. Members of the Audit and Compensation Committees are set forth below. The current members of our Executive Committee are Andrew Tisch (Chairman), James Tisch and Dino Robusto. All directors currently serve as members of our Finance Committee, with James Tisch serving as Chairman of such committee.
Under the rules of the NYSE, listed companies like CNA that have a controlling stockholder are not required to have a Nominating Committee. Our Board of Directors as a whole performs the functions of a Nominating Committee. We do not have a specific policy regarding stockholder nominations of director candidates other than through the process described below in the “Stockholder Proposals for the 2025 Annual Meeting” on page 40. Nominations for director positions are considered and determined by the Board through consultation with senior Company personnel. Possible nominees to our Board of Directors may be suggested by any Director to our Chairman of the Board or by any stockholder in the manner set forth under “Stockholder Proposals for the 2025 Annual Meeting.” Although our Board of Directors does not have a formal policy on director diversity, our Board recognizes its importance and does take it into account in identifying director nominees.
The Board does not currently have a retirement policy with respect to the Independent Directors.
Audit Committee
The primary function of our Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our Company’s financial reporting process, including review of the financial reports and other financial information of our Company, our Company’s system of internal control over financial reporting, our Company’s disclosure controls and procedures, and the annual independent audit of our Company’s consolidated financial statements. This Audit Committee oversight of our financial statements covers both the consolidated financial statements reported in conformity with accounting principles generally accepted in the United States and the combined financials reported on a statutory basis for our domestic insurance companies. Our Audit Committee has sole authority to directly appoint, retain, compensate, evaluate, and terminate our Company’s independent registered public accounting firm and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent registered public accounting firm in accordance with policies and procedures adopted by our Audit Committee from time to time or as otherwise required.
The Charter of our Audit Committee is posted on the Company’s website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Audit Committee are Jose Montemayor (Chairman), Michael Bless, Don Randel and André Rice, each of whom is an Independent Director and also meets the additional independence requirements of applicable listing standards of the NYSE and SEC regulations. Each of the current members is financially literate, as determined by our Board. Our Board has determined that Messrs. Bless and Montemayor are “audit committee financial experts” under NYSE and SEC standards.
Our directors are asked annually to report to our Company the number of audit committees of public companies on which such director serves. During 2023, no director reported serving on more than three audit committees of public companies.
Compensation Committee
The primary function of the Compensation Committee is to determine, based on, and after consideration of, recommendations of our management, all elements of compensation for the senior executive officers of the

CNA Financial Corporation	12	2024 Proxy Statement

Company who are deemed executive officers as that term is defined in the Securities Act of 1933, as amended, including the NEOs. The Compensation Committee also reviews and approves the terms and conditions of any employment agreements between the NEOs and the Company or its subsidiaries and oversees all aspects of the Incentive Compensation Plan. The Charter of our Compensation Committee is posted on the Company’s website at www.cna.com and is also available in print free of charge to any stockholder who requests it. The current members of our Compensation Committee are Michael Bless (Chairman), Jose Montemayor, Don Randel and André Rice, each of whom our Board of Directors has determined satisfies the requirement as a “non-employee director” as set forth in Rule 16b-3 under the Securities Exchange Act of 1934.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive, financial and accounting officers. The Code of Business Conduct and Ethics, as well as the Corporate Governance Guidelines, are posted on the Company’s website at www.cna.com and are also available in print free of charge to any stockholder who requests them. We intend to post on our website any changes to or waivers of this Code of Business Conduct and Ethics for our Chief Executive Officer and Chief Financial Officer.
Meetings
During 2023, there were 4 meetings of our Board of Directors, 4 meetings of our Finance Committee, 6 meetings of our Audit Committee, 5 meetings of our Executive Committee and 2 meetings of our Compensation Committee. Each individual who served as a director of the Company for the entire year of 2023 attended not less than 75% of the total number of meetings of our Board of Directors and committees of our Board on which that director served during the year except for Andrew Tisch, who attended 71%. Our Board encourages, but does not require, that all directors attend our stockholders’ meetings. All directors of the Company as of the date of the 2023 Annual Meeting were present at such meeting.
Audit Committee Report
The role of our Audit Committee is to assist our Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of our financial reporting process. As set forth in the Charter of our Audit Committee, management of our Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. Our Company’s accounting and financial reporting principles and internal control over financial reporting and our disclosure controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations. Our Audit Committee functions as the liaison with our Company’s internal audit area and our independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing our Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. Such firm also issues an opinion on the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit Committee has considered and discussed the consolidated audited financial statements with management and the independent registered public accounting firm. Our Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted and as amended by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with the accounting firm their independence in relation to the Company and its management, including the matters required to be discussed by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning

CNA Financial Corporation	13	2024 Proxy Statement

independence. We have determined that the provision of non-audit services provided by the accounting firm is compatible with maintaining the independence of the accounting firm.
The members of the Audit Committee rely, without independent verification, on the information provided to them by management and the independent registered public accounting firm and on management’s representation that our consolidated financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our consolidated financial statements or any professional certification as to the independent registered public accounting firm’s work. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal control over financial reporting and our disclosure controls and procedures, that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that our financial statements are presented in accordance with accounting principles generally accepted in the United States, or that our independent registered public accounting firm is in fact “independent”.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of our Audit Committee referred to above and in the Audit Committee’s Charter, our Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and determined that the provision of non-audit services by Deloitte & Touche LLP to the Company in 2023 was compatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.
SUBMITTED BY THE AUDIT COMMITTEE
Jose O. Montemayor (Chairman)
Michael A. Bless
Don M. Randel
André Rice
Director Compensation
Each of our directors who are neither employed by the Company nor by Loews are entitled to an annual retainer as well as reimbursement for all reasonable expenses related to meeting attendance. Effective August 1, 2023, the Board of Directors approved an increase of the annual retainer from $104,000 to $129,000. In addition, members of our Finance Committee who are neither employed by the Company nor by Loews are entitled to an annual retainer of $4,000. The annual retainers for service as a member of the Audit and Compensation Committees are currently as follows: Compensation Committee (excluding Chair) — $25,000; Compensation Committee Chair — $30,000; Audit Committee (excluding Chair) — $67,000; and Audit Committee Chair — $87,000. All foregoing compensation is paid solely in cash. Members of the Executive Committee and directors who are either employed by the Company or by Loews do not receive compensation for their services.
The following table shows, the amount of compensation paid for service during 2023 for each director receiving compensation:
Name	Fees
Michael A. Bless	$215,417
Jose O. Montemayor	$230,417
Don M. Randel	$210,417
André Rice	$210,417
Andrew H. Tisch	$118,417

CNA Financial Corporation	14	2024 Proxy Statement

Related Party Transactions
It is our policy that any transaction involving the Company or any of its subsidiaries in which any of our directors, executive officers or principal stockholders has had or will have a direct or indirect material interest be submitted to our General Counsel for review and reported to our Audit Committee for its consideration, without the participation of any Audit Committee member who may be involved in the transaction. In each case, the Audit Committee will consider, in light of all the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us and our stockholders, including our minority stockholders.
The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, CNA and Loews entered into a tax allocation agreement (the “Tax Allocation Agreement”) that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. The Tax Allocation Agreement may be cancelled by CNA or Loews upon 30 days’ prior written notice. In 2023, the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax return of Loews resulted in an increase in the federal income tax liability for Loews. Accordingly, CNA has paid or will pay approximately $259 million to Loews for 2023 under the Tax Allocation Agreement.
The Company, certain Company subsidiaries and a Loews subsidiary have entered into an Investment Facilities and Services Agreement (the “Investment Services Agreement”). Under the Investment Services Agreement, a Loews subsidiary provides to the Company and its subsidiaries certain investment facilities and services. The Company and any applicable subsidiary pays directly or reimburses a Loews subsidiary for all reasonable costs, expenses and disbursements incurred by a Loews subsidiary in providing the services which in 2023 amounted to approximately $55 million. In addition, the Company reimburses Loews for certain expenses related to the provision of limited corporate services by Loews employees. In 2023, such reimbursement amounted to less than $1 million.
A subsidiary of the Company and Loews have entered into a Services Agreement (“Services Agreement”). Under the Services Agreement, the Subsidiary provides to Loews investment- related services and Loews reimburses such subsidiary for the same. In 2023, such reimbursement amounted to approximately $1 million.
During 2023, Company subsidiaries wrote, at standard rates, a limited amount of insurance for Loews or its subsidiaries. The earned premiums for year-ended December 31, 2023 were $2 million.
In 2023, Muller & Monroe Asset Management, LLC paid premiums on certain policy coverage to the CNA insurance companies at standard rates aggregating approximately $138,231. André Rice, an Independent Director of the Company, is Founder and President of Muller & Monroe Asset Management, LLC.

CNA Financial Corporation	15	2024 Proxy Statement

Environmental, Social and Governance (ESG) Governance Framework
In 2021, CNA established two cross-functional, global teams to manage ESG within the organization: the ESG Steering Committee and the ESG Task Force. The ESG Steering Committee is responsible for overseeing CNA’s entire ESG program, including determining key objectives and priorities and staying informed to make recommendations to the Chief Executive Officer and the Board of Directors. This committee is currently comprised of several members of the Company’s executive management team, namely our Chief Financial Officer, Chief Risk & Reinsurance Officer, Chief Administrative Officer, General Counsel and Chief Human Resources Officer.
The ESG Task Force’s objectives include supporting the Steering Committee in driving ESG initiatives and priorities, monitoring and assessing key internal and external ESG trends, and making recommendations to the Steering Committee and other internal stakeholder groups. The Task Force meets frequently and its membership includes global representatives from Finance, Investor Relations, Underwriting, Risk Control Services, Enterprise Risk Management, Human Resources, Internal Audit, Law, Compliance, IT & Data Security, Marketing & Distribution, and Procurement & Real Estate. The Task Force delegates ESG issues to specific team members to oversee the work of the working group initiatives.
The ESG Steering Committee and ESG Task Force are responsible for elevating key ESG concerns up to our Board of Directors and Board committees through the Chief Risk & Reinsurance Officer to provide comprehensive information in order to facilitate active oversight by our Board members. Regular updates are presented on meaningful developments in the ESG space as they occur in the organization and in the broader industry and regulatory landscape.

CNA Financial Corporation	16	2024 Proxy Statement

Executive Compensation
Proposal 2. An advisory (non-binding) vote to approve named executive officer compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the 2023 compensation program for our NEOs. During 2023, our executive management team included the following NEOs:
Dino E. Robusto	Scott R. Lindquist	Douglas M. Worman	Daniel P. Franzetti	Susan A. Stone
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Global Head of Underwriting	Executive Vice President, and Chief Administrative Officer	Executive Vice President, and General Counsel
Overall Executive Compensation Philosophy and Objectives
We believe that our success is dependent upon the quality of senior management, and that compensation programs are important in attracting and retaining NEOs of superior ability and motivating their efforts on behalf of the Company. Accordingly, our compensation program for NEOs recognizes individual performance and contributions, as reflected both in the Company’s overall results and in each NEO’s contribution to them. To meet these objectives, we have established an approach to NEO compensation that combines elements of base salary and both cash and stock-based incentive compensation, as well as other benefits. In selecting these elements of NEO compensation, the Company has considered its historical compensation practices as they have evolved over the years, the executive compensation programs of various peer companies, as well as applicable tax and accounting impacts of executive compensation.
In addition, we continuously monitor the effectiveness of our compensation offerings for both NEOs and other senior leaders of the Company in order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment. In connection with such regular review, analysis and data collection regarding compensation effectiveness, we may from time to time recommend changes to our compensation plan design, particularly with respect to incentive-based compensation.
In preparing and negotiating compensation and benefit terms with respect to each NEO, we seek to realize the goals and objectives described above and to include the elements of compensation described in this Compensation Discussion and Analysis.

CNA Financial Corporation	17	2024 Proxy Statement

What We DO
Compensation heavily weighted toward at-risk and performance-based variable pay (91% for CEO)
Performance share awards subject to 3-year cliff vesting and financial performance metric that drives long-term stockholder value
Maintain a clawback policy with respect to named executive officer compensation
Periodic review of compensation peer group
Target pay within a median market range of peer companies
Maximum payout caps for annual incentive cash compensation and performance share awards
Employment agreement with non-competition and non-solicitation terms for the Company’s CEO
What We DO NOT Do:
No hedging transactions by the Company’s directors and executive officers
No pledging Company securities by the Company’s directors and executive officers
No payment of dividends or dividend equivalents on equity awards until vesting
No tax “gross-up” payments on perquisites or other personal benefits for named executive officers
No excessive or unusual perquisites
No individual employment agreements for any executive officers, except for the Company’s CEO

What We Pay and Why: Components of Executive Compensation:
In establishing the aggregate amount of compensation for each NEO, the primary factor is an evaluation of the individual’s performance in the context of any contractual commitments to the individual executive, the extent and nature of the individual’s responsibilities within the Company and the Company’s performance during the period in question. As noted above, the Company also reviews and considers compensation levels and practices at peer group companies and as shown in surveys and other materials. Based on these factors, the Company determines an overall level of compensation — a portion of which is to be paid as base salary and the balance of which would be incentive-based and equity-based awards, which are described in further detail in the “Narrative Supplement to the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table” section.
The principal components of compensation for the Company’s NEOs are:
Base salary
Cash incentive compensation awards, based on annual performance measures
Grants of stock-based awards
Retirement, medical and related benefits

CNA Financial Corporation	18	2024 Proxy Statement

Compensation Mix
	Pay Component	CEO	Other NEOs
Fixed	Base Salary Page 20
–
Base salaries are aligned with compensation peer group and targeted within a market median range.

–
Base salaries are reviewed by the Compensation Committee during the annual compensation review process.

Performance-Based Annual Incentive Cash	Annual Incentive Cash Page 24
–
Preset quantifiable financial goals based upon the performance financial metric approved by the Compensation Committee, as well as target and maximum levels of annual incentive cash award opportunity within those goals for each NEO.

–
Annual incentive award opportunity capped at an individual maximum payout amount of 1.5x target for the CEO, and 2x target for all other NEOs.

–
The Compensation Committee evaluates Company performance and individual performance in determining annual incentive cash bonus awards.

Performance-Based Equity	Long-Term Incentives Page 25
–
Performance share awards are subject to 3-year cliff vesting.

–
Performance share awards are granted annually and are earned based on the Compensation Committee-approved performance financial metric for the performance year period.

–
Performance share grant amounts are determined based on competitive market peer group data as well as individual performance.

–
Payouts, if any, of performance share awards for NEOs may range from 0% to 200% of target, based upon attainment of the performance goals.

–
Entirety of performance share awards are payable in shares of the Company’s Common Stock. Dividend equivalents are paid in cash at the same time as performance share award payouts.

–
Total direct compensation opportunity is targeted within a market median range of compensation peer group.

CNA Financial Corporation	19	2024 Proxy Statement

Base Salary.   Initial annual base salaries are set in consideration of median market data and other factors such as the executive’s prior work experience and scope of responsibility. Thereafter, base salaries are reviewed by the Compensation Committee in connection with its annual compensation review. In order to ensure that we are well situated to attract and retain superb talent in a very competitive insurer employment environment, the annual base salaries of our NEOs are reviewed by the Chief Executive Officer and Compensation Committee relative to peer group, insurance, and financial industry survey data (see “Comparative Market Data” below), and their respective experience, level of responsibility, individual performance and tenure with the Company. All NEOs, except the CEO, received base salary increases in 2023 in recognition of their respective performance and to bring them further into the competitive market range of our peer group. Mr. Franzetti’s salary increase also reflected an expansion of his job role and responsibility.
Incentive Compensation Awards.   The Company’s Incentive Compensation Plan provides for annual cash and long-term stock-based incentive award opportunities for the NEOs of the Company, along with other executives. The elements of any incentive compensation for each NEO are subject to the terms and conditions of the Company’s Amended and Restated Incentive Compensation Plan and the approval of the Compensation Committee.
The Compensation Committee oversees all aspects of the Incentive Compensation Plan and has sole discretion to make all determinations on any matter relating to the Incentive Compensation Plan or any award granted under it. Under the Incentive Compensation Plan, the measures to be used for purposes of incentive awards may include one or more or any combination of a wide variety of corporate and personal performance components.
The annual and long-term components of the incentive-based compensation for the NEOs are based on “CI” (as defined below) as the performance measure. Any potential awards for NEOs under the plan are determined pursuant to the definition of CI and specific targets approved by the Compensation Committee at the beginning of each relevant performance cycle. Accordingly, for 2023, the determination of compensation under both the annual incentive award plan (“AIB”), which is payable entirely in cash, and the long-term performance share award plan (“PSP”), which is payable entirely in shares of the Company’s Common Stock, was based on one formula approved by the Compensation Committee at the beginning of 2023. The PSP is based on a one-year performance cycle followed by a two-year vesting period, which, taken together, results in a three-year aggregated cliff vesting period. We believe this aligns all our senior leaders, including the NEOs, with the interests of stockholders. The payout of the 2023 PSP, if any, will be in the first quarter of 2026.
Please refer to section below labeled “Description of Incentive Compensation Plans” for additional description of the Company’s Annual Incentive Cash Compensation Awards and Long-Term Incentive Plan Awards.
Stock-Based Awards.   Another element of our compensation program for NEOs is stock-based awards under the Incentive Compensation Plan which generally include restricted stock units (RSUs). These awards are used to attract senior talent and are granted upon commencement of employment.
Retirement Plans.   CNA provides funded, tax-qualified retirement plans for salaried employees, including executive officers (the “Qualified Plans”) and unfunded, non-qualified equalization plans for certain highly compensated employees (the “Non-Qualified Plans”) which provide for accruals and contributions not available under the Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and defined benefit plans. The Qualified and Non-Qualified defined contribution plans are the CNA 401(k) Plan (the “401(k) Plan”) and the CNA Deferred Compensation and Savings Plan, respectively. The Qualified and Non-Qualified defined benefit plans are the CNA Retirement Plan and the CNA Supplemental Employee Retirement Plan, respectively.
Other Benefits.   We provide limited types of perquisites and other personal benefits to our NEOs which we believe are reasonable, consistent with our overall compensation program to enable the Company to attract and

CNA Financial Corporation	20	2024 Proxy Statement

retain superior employees for key positions and comparable with perquisite packages offered by our competitors to their senior executives. NEOs are generally entitled to participate in the various benefit plans, programs or arrangements established and maintained by the Company from time to time and applicable to its senior executives, including medical benefits, dental benefits, life insurance, short-term disability, and long-term disability insurance. In addition, NEOs are entitled to receive all fringe benefits made available to senior executives of the Company, including reimbursement for club memberships, physical examinations, financial planning, and paid parking. Each NEO’s entitlement to such benefits is subject to the terms and conditions of the Company’s policies with regard to them, as adjusted by the Company from time to time in its discretion. Severance and other benefits available to NEOs upon termination of employment are determined in accordance with any applicable agreements, which are summarized in the “Narrative Supplement to the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table” section, or the Company’s severance or incentive compensation plans, as applicable.
Performance Measures
Company Financial Performance and Goal Setting:
Awards under the CNA Incentive Compensation Plan for the NEOs were calculated in accordance with a formula based upon adjusted operating income for the year, which measure is referred to as “CI”. The following is the definition of CI approved by the Compensation Committee for 2023:
“CI” is defined as “Net Income,” as reported in our fiscal year financial results, and adjusted by the following exclusions:
1)
Realized capital gains or losses, net of tax.

2)
The after-tax impact of items of gain, loss, income or expense (including but not limited to changes in accounting principles) which in the judgment of the Compensation Committee were extraordinary or unusual in nature or infrequent in occurrence.

3)
The after-tax impact of net investment income from limited partnership (LP) and common equity investments in excess of the 2023 budgeted amount. To the extent that LP and common equity net investment income is below the budgeted amount, include LP and common equity net investment income up to the budgeted amount.

4)
The after-tax impact of reserve strengthening and adverse dividend or premium development associated with asbestos and environmental pollution reserves as well as excess workers compensation reserves, and any income statement impact below or above the budgeted amount of applying retroactive reinsurance accounting to the losses ceded to National Indemnity Company (NICO) and Cavello Bay Reinsurance Ltd (Enstar) loss portfolio transfers associated with these reserves, respectively.

5)
The after-tax impact of catastrophe losses of the Company or its subsidiaries in excess of the 2023 budgeted amount. To the extent that catastrophe losses are below the budgeted amount, include catastrophe losses up to the budgeted amount.

6)
The after-tax impact of any re-measurement gain or loss relating to long-term care, net strengthening related to benefit settlement option liabilities or relating to a disposition, loss portfolio transfer or other transaction that fixes or limits the Company’s exposure to the run-off Life & Group businesses that the Committee deems to be in the best interest of stockholders.

7)
Any income tax expense or benefit attributable to the impact of a change in the federal income tax rate on deferred income tax assets and liabilities.

The Compensation Committee approved quantifiable financial performance goals for 2023 CI at the February 24, 2023 Compensation Committee meeting. Performance levels for threshold, target, and maximum CI levels

CNA Financial Corporation	21	2024 Proxy Statement

were established in consideration of prior year 2022 CI targeted goal, 2022 achieved CI actual Core Income performance, and the Company’s budgeted financial plan for the 2023 performance year. The budgeted financial goal for 2023 was used to set the 100% target incentive payout performance achievement for the NEOs with respect to Annual Incentive Cash Bonuses, and long-term incentive Performance Share Plan awards. The 2023 CI target goal was $1.206 billion. The 2023 target CI goal was set $150 million higher than the 2022 CI target goal, primarily driven by anticipated higher P&C underwriting gain from the growth of profitable business, and higher P&C investment income driven by higher interest rates on fixed income securities.
CI achievement, as determined in accordance with the 2023 definition, is to be rounded to no more than the next 10% increment, above or below. The Compensation Committee retains the authority to exercise negative discretion on the final rounded achievement and on any of the items listed above except as specified in a contract between the Company or its subsidiaries and an NEO.
Although CI as determined under this definition is derived from our Net Income, it does provide for certain exclusions. The primary purpose of the exclusions from Net Income reflected in the above definition of CI is to remove those elements of income or loss which relate to one-time or extraordinary events or developments or other matters that, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing an NEO’s performance and contribution to our core P&C operating results.
The CI for 2023, determined pursuant to the above definition, was $1.312 billion, approximately $107 million higher than our reported Net Income, as a result of certain adjustments provided for in the foregoing category of exclusions, including primarily the after-tax impact of re-measurement loss relating to long-term care and the after-tax impact of investment realized capital losses.
On January 30, 2024, the Compensation Committee determined and approved, based on the scale below and in its sole discretion, a CI performance achievement for incentive plan awards of 111%.
2023 CI	2023 Company Performance as a Percentage of Target
Below Threshold	0%
Between Threshold and Target	50% – 99%
Target: $1.206 billion	100%
Above Target	101% – 200%

CNA Financial Corporation	22	2024 Proxy Statement

in millions
CI Performance
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
1,049
1,083
1,201
1,312
975
1,021
1,056
1,206
2020
2021
2022
2023
Target CI Goal
Achieved CI

Quantitative and Qualitative Factors — Individual Performance
In determining compensation, various factors are considered in evaluating each NEO’s performance, including overall Company performance. In addition, other factors considered in determining incentive awards include the specific contribution to the overall performance of the Company by the business or operational unit led by each such NEO. Such contribution is reflected in various measurements, including the unit’s profitability, growth and operational efficiency, as well as productive expense management and effective leadership. Factors particular to each NEO that also may be considered include significant project work and successful implementation of initiatives that affect the enterprise as a whole. Base salary and incentive opportunities for each NEO are also based, among other factors, on comparative market compensation data as described in “Comparative Market Data” below. Final approval of all compensation payments is made by the Compensation Committee, which retains authority to make discretionary reductions in the award amounts.
Performance Assessment of all NEOs.
Our management performs an analytical and advisory role in the process of determining incentive compensation for our NEOs. Our Chairman of the Board and Chief Executive Officer reviews all elements of incentive compensation for NEOs (other than himself) with our Chief Human Resources Officer, and approves all recommendations to be made to the Compensation Committee as to those executives. Proposed incentive compensation awards to the Chief Executive Officer are developed by our majority stockholder in consultation with our Chief Human Resources Officer, and then recommended to the Compensation Committee. The relationship among the various elements of compensation for each NEO individually is driven by the goal of providing the executive with an overall package of base and incentive compensation that fairly recompenses the individual for both Company and individual performance, in the judgment of the Compensation Committee in consultation with management. Accordingly, there is an annual assessment of all compensation elements for each NEO to assure that, in the aggregate, such elements represent a fair and balanced package in light of individual achievements and overall Company results.

CNA Financial Corporation	23	2024 Proxy Statement

Description of Incentive Compensation Plans
Annual Incentive Cash Compensation Awards
Annual Incentive cash awards under the Incentive Compensation Plan for the NEOs for 2023 were primarily determined by performance compared to preset quantifiable financial goals based upon CI as determined by the Compensation Committee, which also set the level or levels of cash incentive award opportunity within those goals for each NEO. Typical primary recurring factors taken into account for purposes of determining annual incentive cash compensation award levels assigned for each NEO for a given year include such elements as: combined ratios; expense ratios; return on equity; catastrophe loss experience; handling of legal exposures; and net written premium production. As to any particular NEO, these factors may be considered both from an overall corporate viewpoint or in terms of performance for a particular factor within that executive’s individual areas of responsibility, or both.
The annual incentive cash compensation opportunity for 2023 for all NEOs, except the CEO, was limited by an individual maximum payment amount of two times (2x) their target annual incentive award opportunity. The annual incentive cash compensation opportunity for 2023 for the CEO was limited by an individual maximum payout amount of one and a half times (1.5x) his target annual incentive award opportunity. For all NEOs, the Compensation Committee retains the power to exercise negative discretion for 2023 annual incentive cash compensation amounts of the amount produced by the applicable payout formula or CI target ranges or amounts, as applicable. The Compensation Committee also reserves the right to eliminate these awards to the NEOs, uniformly, due to adverse financial conditions.
In determining the annual incentive cash compensation awards for 2023, and relative to each NEO’s target annual incentive award opportunity, the Compensation Committee evaluated Company performance and individual performance against the pre-set financial goals of the Company and individual performance measures, as described above. The Company achieved CI of $1.312 billion for 2023, which was $106 million above the target CI goal. In addition to Company CI performance achievement, the annual incentive bonus amount to be paid to each NEO individually was based upon the assessment by Company senior management and the Compensation Committee of that NEO’s success in his or her responsibilities during the performance period in question.
The Compensation Committee evaluated Company performance and individual performance in determining the CEO’s annual incentive bonus award of $7,500,000.
As stated above, CI for 2023 was $1.312 billion, determined pursuant to the definition approved previously and discussed above. On January 30, 2024, the Compensation Committee in its sole discretion, approved a CI performance achievement for incentive plan awards of 111%.
The following table provides additional information:
Name	Year	Annual Incentive Cash Awards
Dino E. Robusto	2023	$7,500,000
Scott R. Lindquist	2023	$1,870,000
Douglas M. Worman	2023	$3,800,000
Daniel P. Franzetti	2023	$1,870,000
Susan A. Stone	2023	$1,300,000

CNA Financial Corporation	24	2024 Proxy Statement

Long-Term Incentive Plan Awards
Under the Incentive Compensation Plan, long-term performance share award plan (“PSP”) awards for NEOs are based upon CI, and, for 2023, were determined pursuant to the definition approved by the Compensation Committee. CI goals for the one-year performance period are described in “Company Financial Performance and Goal Setting” above. The payout for the 2023 award will be made following the end of a two-year vesting period after the end of the 2023 performance year, or in the first quarter of 2026. Full vesting of these awards will generally occur in March of the third year following the grant date.
The ranges of PSP award opportunities for the NEOs for 2023, as determined by the Compensation Committee, are reflected below in the “2023 Grants of Plan-Based Awards Table”. The Chief Executive Officer recommended PSP grant amounts to NEOs for 2023, based upon competitive market peer group compensation data as well as individual performance. The Compensation Committee approved grant amounts at its meeting on February 24, 2023, and the granted amounts are subject to Company performance, which determines the ultimate extent to which the awards vest or are paid out. Any awards to NEOs remain subject to approval by the Compensation Committee.
We believe that our long-term incentive compensation approach aligns with our pay-for-performance philosophy, and provides both a competitive and an appropriate compensation structure, while at the same time ensuring alignment between individual performance and contribution to the Company’s operations with long-term stockholder value growth.
PSP awards are granted annually and are earned based on CI for the performance year period and will become payable to the extent that specified targets are achieved and only after a two-year vesting period following the end of the performance period. Payouts, if any, of the PSP awards for NEOs may range from 0% to 200% of target, based upon attainment of the performance goals, as determined by the Compensation Committee in its sole discretion, with the entirety of such award payable in shares of the Company’s Common Stock. Dividend equivalents are paid in cash at the same time as PSP award payouts.
As stated above, CI for 2023 was $1.312 billion, determined pursuant to the definition approved previously and discussed above. On January 30, 2024, at the Compensation Committee meeting, the Compensation Committee in its sole discretion, approved a CI performance achievement for incentive plan awards of 111%.
Comparative Market Data
The Compensation Committee and the Chief Executive Officer are assisted in developing and evaluating the overall competitiveness of the compensation program by our Human Resources staff, which engages executive compensation consulting firm Willis Towers Watson to provide a competitive assessment of executive compensation. The assessment contains market data from executive compensation consulting firms: Mercer — Property & Casualty Insurance Compensation Survey; Willis Towers Watson — U.S. Financial Services Executive Survey — insurance industry and financial industry data, and also comparative compensation information regarding our peer group of publicly traded companies. The competitor peer group for the 2023 evaluation consisted of the companies identified below, all of which are within the insurance industry.
Compensation Peer Group
The Allstate Corporation	American Financial Group, Inc.	Chubb Limited
Cincinnati Financial Corporation	The Hartford Financial Services Group, Inc.	Markel Corporation
The Progressive Corporation	The Travelers Companies, Inc.	W.R. Berkley Corporation

CNA Financial Corporation	25	2024 Proxy Statement

These companies, as well as other companies within the insurance, financial services and certain other industries, represent the organizations against which CNA competes for key executives. This comparative compensation information, in conjunction with performance assessments as to past and expected future contributions of the individual, is used to develop annual compensation levels. In addition, the Company regularly reviews executive compensation plan design, e.g. annual and long-term incentives, to assess whether our executive compensation program is in-line with companies of similar size, industry and ownership structure. It is the Company’s goal to set total compensation opportunities for the NEOs at levels generally comparable with those available to similarly placed executives at the Company’s competitor group. The Company targets base salary, total cash compensation (base plus short-term incentive), and total direct compensation (base salary plus short-term incentive plus long-term incentive) positioning within a competitive range of the market median of our peer group. The Company uses information from the surveys and peer companies cited above to assure that its recommendations to the Compensation Committee concerning overall compensation for each NEO are comparable to the full compensation packages given to executives in the same or similar positions in such peer companies and in companies from related industries. Thus, in any particular case, one or more components of a given NEO’s entire compensation structure might not be directly aligned with the same component in compensation packages offered at peer companies, but overall compensation for that NEO would nevertheless be within the parameters reflected in peer and survey data as full compensation for the same or similar positions. This process promotes the Company’s goal of offering its NEOs compensation structures that, taken as a whole, make it possible to retain the most talented and productive executive officers.
Compensation Consultant
The Compensation Committee has the authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant or other advisor retained by the Compensation Committee. Pursuant to this authority, the Compensation Committee could consider utilizing the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives, as needed. The Compensation Committee did not engage any outside consultants to perform such services in 2023.
Clawback Policy and Other Compensation Policies, including with respect to hedging activities
The Company adopted a new clawback policy, effective December 1, 2023, which mandates the recoupment of certain executive compensation in the event of either an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or from an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. All our executive officers are subject to the Company’s clawback policy, which has been filed as an exhibit to our Annual Report on Form 10-K and supersedes our previous clawback policy in its entirety.
The Company prohibits tax gross-ups in connection with perquisites or other personal benefits to our NEOs including the personal use of corporate aircraft, physical examinations, and financial planning services.
The Company has adopted restrictions as to hedging and pledging transactions by our directors and executive officers, as we believe it is in the best interest of the Company’s stockholders, and promotes sound corporate governance, that directors’ and executive officers’ interests are aligned with the Company’s stockholders’ interests. As transactions that are designed to hedge or offset declines in the market value of the Company’s Common Stock can disrupt this alignment, it is the Company’s policy that the Company’s directors and executive officers should not enter into hedging transactions. For purposes of this policy, a hedging transaction is the entry into, or purchase or sale of, any financial instrument (including prepaid variable forward contracts, equity swaps and collars), or the entry into of any other transaction, in each case for the express purpose of offsetting a

CNA Financial Corporation	26	2024 Proxy Statement

potential decline in the market value of the Company’s Common Stock. For the avoidance of doubt, financial instruments and transactions subject to this policy do not include transactions in securities (or derivative instruments relating thereto) of any open-end mutual fund, unit investment trust or exchange-traded fund, or of any company that is not affiliated with the Company. The Company’s policy does not apply to hedging transactions by non-executive officer employees.
In addition, it is the Company’s policy that the Company’s directors and executive officers should not pledge the Company’s Common Stock, options relating to the Company’s Common Stock or any other security linked to the Company’s Common Stock as collateral for a loan unless the director or executive officer has the ability to repay any obligations arising under the loan without liquidating the pledged Common Stock and the loan is full recourse to the director or executive officer.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
We have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based on such review and discussion, have approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement and in the Company’s Annual Report on Form 10-K.
COMPENSATION COMMITTEE
Michael A. Bless (Chairman)
Jose O. Montemayor
Don M. Randel
André Rice
Non-Binding Stockholder Vote on 2022 Executive Compensation
We provide our stockholders with the opportunity to cast an annual advisory (non-binding) vote on our executive compensation program for our NEOs (referred to as a “say-on-pay” proposal). At the 2023 Annual Meeting, stockholders of the Company approved (over 98% approval), in a non-binding vote, the 2022 executive compensation. Our Compensation Committee believes that this affirms our stockholders’ support for our compensation program for NEOs. In addition, the Compensation Committee and the Board of Directors have considered the guidance provided by this advisory (non-binding) vote.
Non-Binding Stockholder Vote on 2023 Executive Compensation
The Company is submitting the 2023 executive compensation, as disclosed in this proxy statement, to stockholders for approval, in an advisory (non-binding) vote, in Proposal No. 2.
We request that our stockholders approve the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosures include the compensation tables and the narrative discussion following the compensation tables, is hereby APPROVED.
As an advisory (non-binding) vote, adoption of the resolution is not binding upon our Board or the Company. However, we expect that our Compensation Committee, which is responsible for determining and implementing our executive compensation program, will consider the outcome of the vote when making future executive compensation determinations.

CNA Financial Corporation	27	2024 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
The following 2023 Summary Compensation Table summarizes compensation paid by the Company and its subsidiaries for services rendered in all capacities for our Chief Executive Officer, Chief Financial Officer and other NEOs as of December 31, 2023.
2023 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
Dino E. Robusto Chief Executive Officer CNA Financial Corporation	2023	$1,250,000	—	$5,499,991	$7,500,000	—	$1,834,221	$16,084,212
	2022	$1,250,000	—	$5,499,992	$6,750,000	—	$1,568,397	$15,068,389
	2021	$1,250,000	—	$5,499,990	$6,000,000	—	$1,496,217	$14,246,207
Scott R. Lindquist EVP & Chief Financial Officer CNA Financial Corporation	2023	$737,500	—	$1,399,994	$1,870,000	—	$189,070	$4,196,564
	2022	$684,295	—	$1,364,990	$1,600,000	—	$147,742	$3,797,027
Douglas M. Worman EVP & Global Head of Underwriting CNA Insurance Companies	2023	$937,500	—	$2,474,985	$3,800,000	—	$731,614	$7,944,099
	2022	$900,000	—	$2,474,999	$3,520,000	—	$461,808	$7,356,807
	2021	$811,250	—	$1,999,992	$2,750,000	—	$324,159	$5,885,401
Daniel P. Franzetti EVP & Chief Adminstrative Officer CNA Insurance Companies	2023	$725,000	—	$1,349,965	$1,870,000	—	$356,775	$4,301,740
	2022	$668,750	—	$974,980	$1,640,000	—	$240,321	$3,524,051
Susan A. Stone EVP & General Counsel CNA Financial Corporation	2023	$695,000	—	$1,019,989	$1,300,000	—	$191,273	$3,206,262

(a)
Base salary includes compensation deferred under the CNA 401(k) Plan and CNA Deferred Compensation and Savings Plan.

(c)
Represents the full grant date fair value of stock awards for fiscal years 2021, 2022 and 2023, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Please see Note K to our consolidated financial statements included in our 2023 Annual Report on Form 10-K for additional information. For the performance share unit awards for Messrs. Robusto, Lindquist, Worman, Franzetti and Ms. Stone, the amount reported assumes target level achievement. Please refer to the “2023 Grants of Plan-Based Awards Table” below and “Long-Term Incentive Award” section of the Compensation Discussion and Analysis for more details on these awards.

(d)
Amounts disclosed are annual incentive cash awards.

(e)
None of the NEOs receive benefits under the CNA Retirement Plan or the CNA Supplemental Employee Retirement Plan.

(f)
Please refer to the “All Other Compensation Table” below for additional information.

2023 ALL OTHER COMPENSATION TABLE
The following 2023 All Other Compensation Table describes each component of the All Other Compensation column in the Summary Compensation Table for the year ended December 31, 2023.

CNA Financial Corporation	28	2024 Proxy Statement

Name	Year	Company Aircraft (a)	Dividend Equivalent Payments (b)	401(k) Plan and Deferred Compensation Savings Plan Contributions	Other (c)	Total
Dino E. Robusto	2023	$195,659	$1,163,563	$475,000	—	$1,834,221
Scott R. Lindquist	2023	—	—	$161,125	$27,946	$189,070
Douglas M. Worman	2023	—	$452,489	$279,125	—	$731,614
Daniel P. Franzetti	2023	—	$175,629	$161,750	$19,396	$356,775
Susan A. Stone	2023	—	$48,947	$139,950	$2,376	$191,273

(a)
Represents amounts for personal use of Company aircraft which represents the aggregate incremental cost to the Company. Aggregate incremental cost calculation includes variable costs associated with the personal use of Company aircraft and includes but is not limited to the following: fuel, general maintenance, engine repairs, landing/parking fees, crew expenses, catering, supplies, parts and labor.

(b)
Represents dividend equivalent payments made in connection with vesting of performance share units.

(c)
Represents amounts for parking benefit, financial planning benefit, physical examination, and club membership. The Company prohibits tax gross-ups in connection with any perquisites or other personal benefits to our NEOs.

2023 GRANTS OF PLAN-BASED AWARDS TABLE
The following 2023 Grants of Plan-Based Awards Table provides additional information on awards and non-equity incentive plan awards granted to each of the NEOs during the year ended December 31, 2023.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($) (c)
			Threshold ($)	Target ($)	Maximum ($) (a)	Threshold (#)	Target (#)	Maximum (#) (b)
Dino E. Robusto	Performance Share Plan Award	3/15/2023	—	—	—	74,647	149,294	298,588	$5,499,991
	Annual Cash		—	$5,000,000	$7,500,000	—	—	—	—
Scott R. Lindquist	Performance Share Plan Award	3/15/2023	—	—	—	19,001	38,002	76,004	$1,399,994
	Annual Cash		—	$1,125,000	$2,250,000	—	—	—	—
Douglas M. Worman	Performance Share Plan Award	3/15/2023	—	—	—	33,591	67,182	134,364	$2,474,985
	Annual Cash		—	$2,137,500	$4,275,000	—	—	—	—
Daniel P. Franzetti	Performance Share Plan Award	3/15/2023	—	—	—	18,322	36,644	73,288	$1,349,965
	Annual Cash		—	$1,125,000	$2,250,000	—	—	—	—
Susan A. Stone	Performance Share Plan Award	3/15/2023	—	—	—	13,843	27,687	55,374	$1,019,989
	Annual Cash		—	$1,015,000	$2,030,000	—	—	—	—

(a)
These amounts represent the annual incentive cash award opportunity under the Incentive Compensation Plan. The actual 2023 annual incentive cash award achievements were determined and approved by the Compensation Committee on January 30, 2024 and are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. Please refer to “Compensation Discussion and Analysis-Annual Incentive Cash Compensation Awards” for more information concerning these awards.

(b)
These amounts represent CI-based long-term incentive awards made under the Incentive Compensation Plan which is administered by the Compensation Committee. The award is 100% equity. The CI-based long-term incentive plan awards are granted annually and are earned based on CI for the performance year period and will become payable to the extent that specified targets are achieved and after a three-year cliff vesting cycle. Payouts, if any, may range from 0% to 200% of target, based on the attainment of the performance goals. Only awards related to the 2023 performance cycle are included in this table. Please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards” for more information concerning these awards.

(c)
Represents full grant date fair value of 2023 awards calculated in accordance with Statement of Financial Accounting Standards

CNA Financial Corporation	29	2024 Proxy Statement

Board Accounting Standards Codification Topic 718. Please see Note K to our consolidated financial statements included in our 2023 Annual Report on Form 10-K for additional information. There can be no assurance that amounts shown under the Grant Date Fair Value of Stock Awards will ever be realized by the NEOs.
Narrative Supplement to the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table
The terms of employment of the NEOs, and the form of their written agreements, if any, are approved by the Compensation Committee. Of the NEOs, only Mr. Robusto had an effective employment agreement during 2023. The material terms of such agreement are described below.
Pursuant to an employment agreement, effective November 21, 2020, Mr. Robusto’s employment as Chairman of the Board and Chief Executive Officer of CNA was extended for a four year term beginning November 21, 2020 and ending on December 31, 2024. Mr. Robusto’s agreement provides for an annual base salary compensation of $1,250,000, subject to potential increases by our Board of Directors or Compensation Committee.
In addition, Mr. Robusto is entitled to annual incentive cash awards under the Incentive Compensation Plan with an annual target bonus opportunity of $5 million and a maximum annual bonus opportunity of $7.5 million, as well as certain long-term incentive equity awards, which provide for a target of 4.4 times Mr. Robusto’s base salary and calculated pursuant to specific performance goals as outlined in the Compensation Discussion and Analysis above, and as determined by the Compensation Committee and subject to its approval and adjustment.
If Mr. Robusto’s employment is terminated, he will receive unpaid base salary through the termination date, the balance of any previous year unpaid annual incentive cash awards, and any earned but unpaid long-term incentive cash bonus. If Mr. Robusto’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive base salary at the rate in effect at the time of termination for the balance of term, the balance of any previous year unpaid annual incentive cash awards and long-term incentive cash bonus, prorated bonus for year of termination based on performance, target annual incentive bonus for the remainder of term and long-term incentive awards will continue to vest; unpaid expense reimbursements and Company subsidized participation in the medical, dental, vision, life and disability plans in which he was enrolled prior to termination for the remainder of the term, but not less than one year following the date of termination.
Further, under the foregoing termination circumstances, if Mr. Robusto timely executes, delivers and does not revoke a release in the time, manner and form described in the agreement, he shall be entitled to receive severance payments and benefits as described in the employment agreement. Please refer to the “2023 Potential Payments Upon Termination Tables” for more information. The foregoing severance payments are subject to deferral pursuant to the provisions of Section 409A of the Internal Revenue Code.

CNA Financial Corporation	30	2024 Proxy Statement

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
The following 2023 Outstanding Equity Awards at Fiscal Year End Table summarizes equity awards made to the NEOs which were outstanding as of December 31, 2023.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option/SARs Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options/SARs (#)	Number of Securities Underlying Unexercised Options/SARs (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Dino E. Robusto	3/15/2021	—	—	—	—	—	125,597	$5,314,009	(a)	—	—
	3/15/2022	—	—	—	—	—	131,567	$5,566,600	(b)	—	—
	3/15/2023	—	—	—	—	—	165,716	$7,011,444	(c)	—	—
Scott R. Lindquist	3/15/2022	—	—	—	—	—	32,652	$1,381,506	(b)	—	—
	3/15/2023	—	—	—	—	—	42,562	$1,800,798	(c)	—	—
	—	—	—	—	—	—	—	—		—	—
Douglas M. Worman	3/15/2021	—	—	—	—	—	45,671	$1,932,340	(a)	—	—
	3/15/2022	—	—	—	—	—	59,205	$2,504,964	(b)	—	—
	3/15/2023	—	—	—	—	—	74,572	$3,155,141	(c)	—	—
Daniel P. Franzetti	3/15/2021	—	—	—	—	—	21,408	$905,772	(a)	—	—
	3/15/2022	—	—	—	—	—	23,322	$986,754	(b)	—	—
	3/15/2023	—	—	—	—	—	40,674	$1,720,917	(c)	—	—
Susan A. Stone	6/28/2021	—	—	—	—	—	11,982	$506,958	(a)	—	—
	3/15/2022	—	—	—	—	—	24,399	$1,032,322	(b)	—	—
	3/15/2023	—	—	—	—	—	30,732	$1,300,271	(c)	—	—

(a)
Represents outstanding performance share unit awards for the PSP 2021 performance cycle at actual achievement. At the February 1, 2022 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 105%. Such performance share unit awards will vest no later than March 2024. For information regarding the performance shares, please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards”. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

(b)
Represents outstanding performance share unit awards for the PSP 2022 performance cycle at actual achievement. At the January 31, 2023 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 112%. Such performance share unit awards will vest no later than March 2025. For information regarding the performance shares, please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards”. The actual value of awards at the end of the vesting period may vary from the valuations indicated above

(c)
Represents outstanding performance share unit awards for the PSP 2023 performance cycle at actual achievement. At the January 30, 2024 Compensation Committee meeting, the Compensation Committee determined that the achievement for these awards was equal to 111%. Such performance share unit awards will vest no later than March 2026. For information regarding the performance shares, please refer to “Compensation Discussion and Analysis-Incentive Compensation Awards”. The actual value of awards at the end of the vesting period may vary from the valuations indicated above.

2023 OPTION EXERCISES AND STOCK VESTED
The following 2023 Option Exercises and Stock Vested Table summarizes the value realized by the NEOs on stock option/SARs exercises and stock award vesting during the year ended December 31, 2023.

CNA Financial Corporation	31	2024 Proxy Statement

OPTION/SARs EXERCISES AND STOCK VESTED Table
	Option/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dino E. Robusto	—	—	135,298	$4,984,378
Scott R. Lindquist	—	—	—	—
Douglas M. Worman	—	—	52,615	$1,938,337
Daniel P. Franzetti	—	—	20,422	$752,346
Susan A. Stone	—	—	7,648	$294,677
2023 NON-QUALIFIED DEFERRED COMPENSATION TABLE
The following 2023 Non-Qualified Deferred Compensation Table provides information on executive contributions, earnings and account balances for the NEOs in the CNA Deferred Compensation and Savings Plan, a non-qualified, unfunded and unsecured deferred compensation plan.
Name	Executive Contributions in Last Fiscal Year (a)	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
Dino E. Robusto	$75,000	$438,700	$69,902	—	$2,768,829
Scott R. Lindquist	$1,168,750	$125,313	$247,772	—	$1,758,761
Douglas M. Worman	$56,250	$242,825	$27,830	—	$1,144,993
Daniel P. Franzetti	$207,500	$125,756	$57,748	—	$729,898
Susan A. Stone	$41,700	$103,650	$25,135	—	$287,190

(a)
Reflects amounts that have been reported as Salary in the Summary Compensation Table.

Narrative Supplement to the 2023 Non-Qualified Deferred Compensation Table
Our defined contribution plans consist of the CNA 401(k) Plan, which is a tax-qualified CNA 401(k) plan, and the CNA Deferred Compensation and Savings Plan (previously named the CNA Non-Qualified Savings Plan), which is a non-qualified deferred compensation plan. Each full-time employee is eligible to participate in the CNA 401(k) Plan immediately upon hire, and generally may elect to contribute a portion of their eligible compensation to the CNA 401(k) Plan as before-tax, after-tax or Roth 401(k) contributions up to the Internal Revenue Code Section 401(a)(17) or the 402(g) limit. Effective January 1, 2021, the Company adopted amendments to the CNA Deferred Compensation and Savings Plan (including the name change) that impacted the Employee contribution design. An employee whose job level is Vice President or above, may make an annual election of up to 50% of their base salary and up to 100% of their Annual Incentive Bonus to be deferred into the CNA Deferred Compensation and Savings Plan. In addition, if the employee’s total contributions to the CNA 401(k) Plan for a year would otherwise exceed the maximum amount that may be contributed for the year pursuant to Section 415 of the Internal Revenue Code, the excess may be credited to the CNA Deferred Compensation and Savings Plan.
Employer contributions to the CNA Deferred Compensation and Savings Plan are calculated on the same basis as contributions to the CNA 401(k) Plan as described below, but only to the extent that employer contributions to the CNA 401(k) Plan are limited by the Internal Revenue Code. Participants in the CNA Deferred Compensation and Savings Plan are permitted to select among different investment funds and all accounts in the CNA Deferred Compensation and Savings Plan are credited with earnings at the rate earned for the funds elected.

CNA Financial Corporation	32	2024 Proxy Statement

Under the currently effective plan rules, the Company contributes a matching contribution of 100% of the first 6% of eligible compensation contributed by the employee to the CNA 401(k) Plan. The Company will contribute a matching contribution of 100% of the first 6% of the employee’s election to the CNA Deferred Compensation and Savings Plan, once an IRS limit is met and no additional Company matching contributions can be made to the CNA 401(k) Plan. In addition, all eligible employees are entitled to receive an Employer basic contribution of 5% of their eligible compensation to their CNA 401(k) Plan and CNA Deferred Compensation and Savings Plan, as applicable.
Employer contributions to both the CNA 401(k) Plan and CNA Deferred Compensation and Savings Plan, vest at the rate of 20% per year commencing with the first year of service. After five years of service, all accounts are fully vested. Messrs. Robusto and Worman are fully vested in their CNA 401(k) Plan and CNA Deferred Compensation and Savings Plan account balances as of December 31, 2023. All salary amounts and annual incentive cash compensation amounts are considered eligible compensation for purposes of the basic contributions to the CNA 401(k) Plan and CNA Deferred Compensation and Savings Plan. Only base salary is considered eligible compensation for purposes of employer matching contributions to the CNA 401(k) Plan and CNA Deferred Compensation and Savings Plan.
2023 POTENTIAL PAYMENTS UPON TERMINATION TABLES
The following 2023 Potential Payments upon Termination Table provide the present value of the potential payments upon termination. Annual Incentive Cash Payments and Equity Awards are assumed at actual performance level achievements approved by the Compensation Committee for purposes of these tables. Please refer to the “Narrative Supplement to the 2023 Summary Compensation Table, and the 2023 Grants of Plan-Based Awards Table” section for more information.
Dino E. Robusto
Benefit	Termination w/o Cause or for Good Reason	Retirement	Voluntary Termination	For Cause Termination	Death/Disability	Disability	Change in Control
Annual Incentive Cash Payment	$7,500,000	—	—	—	$7,500,000	$7,500,000	—
Equity Awards(a)	$17,892,053	$17,892,053	—	—	$17,892,053	—	—
Severance Related Payments(b)	$6,250,000	—	—	—	—	—	—
Benefits and Perquisites(c)	$943	—	—	—	$943	—	—
Excise Tax and Gross-Up	—	—	—	—	—	—	—
Total Potential Payments	$31,642,996	$17,892,053	—	—	$25,392,996	$7,500,000	—

(a)
The amounts reported in this row represent the aggregate value of equity awards that would vest in connection with a termination of employment based on the closing price per share of our common stock on December 31, 2023.

(b)
Severance Related payments includes severance payments due to the executive in connection with his termination (as described in “Narrative Supplement to the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table” above) that may become payable as a result of such termination.

(c)
The amount reported in this row represents the present value of continuing Mr. Robusto’s life insurance benefit at the same level and cost to him as immediately preceding the date of termination for 24 months in the event of termination without cause or for good reason, and 12 months in the event of death or disability.

As of December 31, 2023, only Mr. Robusto has a severance arrangement with the Company.

CNA Financial Corporation	33	2024 Proxy Statement

The following would have become payable under existing equity-based plans if the subject NEO’s employment had terminated on December 31, 2023 in the case of retirement:
Ms. Stone - $2,839,551
The following would have become payable under existing equity-based plans if the subject NEO’s employment had terminated on December 31, 2023 in the case of death or disability:
Mr. Lindquist — $3,182,304; Mr. Worman — $7,592,445; Mr. Franzetti — $3,613,443; Ms. Stone — $2,839,551
2023 PAY RATIO DISCLOSURE
We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity. The program also promotes fiscally responsible pay decisions, encourages efficient use of our resources and ensures compliance with applicable legal and contractual requirements.
In 2023, the annual total compensation of our Chief Executive Officer, Dino Robusto, was $16,084,212.
The annual total compensation of our median employee was $125,968.
As a result, the ratio of the annual total compensation of our CEO to our median employee was 128:1.
In order to estimate our CEO pay ratio, we first determined our employee population using a determination date of December 31, 2023. We identified the median employee using a compensation measure that incorporates base salary, overtime and annual bonus. For employees hired during the year, their compensation was annualized to reflect a full year of wages. We do not include independent contractors in our determination.
Once the median employee is identified, the annual total compensation for the median employee other than the CEO is calculated using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the “2023 Summary Compensation Table”.
The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy means fair pay based on a person’s role in the Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not a good indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.
PAY VERSUS PERFORMANCE
As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid (as computed in accordance with SEC rules) and certain financial performance of the Company. For further information concerning the Company’s executive compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” in this proxy statement.

CNA Financial Corporation	34	2024 Proxy Statement

Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (h)	CI (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)
2023	$16,084,212	$17,516,540	$4,912,166	$5,374,060	$125	$169	$1,205,000,000	$1,312,000,000
2022	$15,068,389	$14,945,719	$4,081,690	$3,537,640	$118	$156	$682,000,000	$1,201,000,000
2021	$14,246,207	$16,180,923	$3,571,966	$3,965,857	$113	$130	$1,184,000,000	$1,083,000,000
2020	$11,469,174	$9,870,731	$4,009,419	$3,854,688	$95	$107	$690,000,000	$1,049,000,000

(a)
The Pay Versus Performance table includes four years of information. Future disclosures will contain information until a rolling five year period is established.

(b)
Our Principal Executive Officer (PEO) for each of the years reported was Dino Robusto. The amounts reported are the amounts of total compensation reported in our Summary Compensation Table for PEO Dino Robusto.

(c)
The amounts reported are the amount of “compensation actually paid”, as computed in accordance with SEC rules. The amounts do not reflect the actual amount of compensation earned or realized by or paid to our PEO or non-PEO NEOs during the applicable year. In accordance with SEC rules, adjustments were made to Total Compensation reported in our Summary Compensation Table to determine the compensation actually paid. Adjustments made are included in the table below footnotes.

 (d)(e)
Included in the average Summary Compensation Table total and average compensation actually paid to non-PEO NEOs for 2023 are Messrs. Scott R. Lindquist, Douglas M. Worman,, Daniel P. Franzetti, and Ms. Susan A. Stone. For 2022 the non-PEO NEOs included are Messrs. Larry A. Haefner, Scott R. Lindquist, Douglas M. Worman, Gerald S. Haase, Daniel P. Franzetti, and Kevin G. Smith. For 2021 the non-PEO NEOs included are Messrs. Larry A. Haefner, Albert J. Miralles, Douglas M.Worman, Kevin J. Leidwinger, and Kevin G. Smith. For 2020 the non-PEO NEOs included are Messrs. James Anderson, Larry A. Haefner, Douglas M. Worman, Kevin J. Leidwinger, and Kevin G. Smith.

(f)
Cumulative Total Shareholder Return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each applicable fiscal year and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period (December 31, 2019). TSR for the Company is presented using the value of an initial $100 investment at beginning of December 31, 2019.

(g)
The peer group companies for TSR in the table above are the nine companies listed on page 25 of this proxy statement. The same peer group has been used for all years disclosed. Peer group TSR disclosure in the table is required to be market capitalization weighted.

(h)
As of January 1, 2023, the Company adopted Accounting Standards Update (ASU) 2018-12, Financial Services-Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts which uses the modified retrospective method applied as of the transition date of January 1, 2021. Accordingly, Net Income for years 2022 and 2021 reflect the application of the new guidance. Prior to such application, Net Income for years 2022 and 2021 was $894,000,000 and $1,202,000,000, respectively.

(i)
CI as defined under “Executive Compensation-Performance Measures” in this proxy statement (pages 21-23).

Year	Reported Summary Compensation Table Total for PEO (a)	Equity Award Adjustments (b)	Dividends not included in SCT	Change in PV of Defined Benefit or Pension Plan	Aggregate service costs for Defined Benefit or Pension Plan	“Compensation Actually Paid” to PEO
2023	$16,084,212	$1,432,327	—	—	—	$17,516,540
2022	$15,068,389	$(122,670)	—	—	—	$14,945,719
2021	$14,246,207	$1,934,716	—	—	—	$16,180,923
2020	$11,469,174	$(1,598,443)	—	—	—	$9,870,731

CNA Financial Corporation	35	2024 Proxy Statement

Year	Reported Average Summary Compensation Table Total for Non-PEO NEOs (a)	Equity Award Adjustments (b)	Dividends not included in SCT	Change in PV of Defined Benefit or Pension Plan	Aggregate service costs for Defined Benefit or Pension Plan	“Compensation Actually Paid” to Non-PEO NEOs
2023	$4,912,166	$461,893	—	—	—	$5,374,060
2022	$4,081,690	$(544,050)	—	—	—	$3,537,640
2021	$3,571,966	$393,891	—	—	—	$3,965,857
2020	$4,009,419	$(154,731)	—	—	—	$3,854,688

(a)
The Reported Summary Compensation Total for PEO and Non-PEO NEOs includes the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
In accordance with SEC rules for CAP calculations, instead of grant date fair value, CAP tracks the value of the equity at the start of the year to the value at the end of the year or at vesting during the year, if earlier. Equity Award Adjustments reported represent the Change in Fair Value of equity awards granted during the fiscal year and equity awards granted in prior fiscal years, which are outstanding and unvested at year end, vested during the year, or forfeited.

Financial Performance Measures
The most important financial performance measures used by the Company to link executive “compensation actually paid” to the Company’s NEOs in 2023 to the Company’s performance are listed below.
CI
Underlying Property & Casualty Combined Ratio
Property & Casualty Underwriting Premium
As described under “Executive Compensation-Performance Measures” in this proxy statement (pages 21-23), CI is the Company performance measure which is the primary basis for determination of incentive compensation to executives. Further, as the determined formula for CI, as described on page 21, adjusts for certain non-core operational impact (eg, long-term care reserve changes, catastrophes under or over plan assumptions, limited partnership and common equity investment income under or over plan assumptions), the primary drivers of increased CI (and thus, increased Company performance) are underlying P&C combined ratio and P&C underwriting premium.
Description of Certain Relationships of Information Presented in the Pay Versus Performance Table
As discussed, the Company uses CI to align executive compensation with Company performance, as described under “Executive Compensation-Performance Measures” in this proxy statement (pages 21-23). While the Company generally seeks to incentivize performance by executives by measuring against a key performance indicator of the Company’s performance in CI calculation and application, it does not specifically align this performance measure with “compensation actually paid” (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Total Shareholder Return: (1) “Compensation Actually Paid” versus Company Total Shareholder Return (“TSR”); and (2) Company TSR versus Peer Group TSR (Peer Group companies are identified on page 25 of this proxy statement).
Our PEO and other NEOs’ “compensation actually paid” amounts are generally aligned with the trend in Company TSR performance, as shown in the chart below. This is primarily because “compensation actually paid” is substantively influenced by year-over-year changes in stock prices due to the fact that a significant portion of the PEO’s and each NEO’s compensation is equity-based.

CNA Financial Corporation	36	2024 Proxy Statement

CAP vs Company TSR
$125
$100
$75
Company TSR
$20
$15
$10
$5
$-
Compensation Actually Paid
in millions
2020
2021
2022
2023
CAP PEO
CAP Avg NEO
Co. TSR

As reflected in the Pay Versus Performance table on page 35, the Company’s three-year cumulative TSR is generally lower than that of the companies included in our peer group. We believe such gap may be reflective of the Company’s long-term care portfolio of run-off business which is non-core and long tail and distinguishes the Company from identified peers, which do not have such business. The Peer Group TSR disclosure in the Pay Versus Performance table is also required to be market capitalization weighted. The larger market cap companies, compared to the rest of the peer group, have a substantial impact on the market cap-adjusted Peer Group TSR results shown in the table.
“Compensation Actually Paid” versus Net Income and CI
Like many companies, our earnings in 2020 were significantly adversely affected by the COVID-19 pandemic. In 2021, our net income was positively impacted by strong investment gains across our investment portfolio, as well as increased rate growth, which drove increased underwriting gains. In 2022, strong performance in both P&C combined ratio and P&C underwriting premium offset decreased investment performance. In 2023, the Company had record Net Income, which included record high underwriting income and higher investment income. In each year, the CI, calculated as described herein, provided for a performance measure focused on core P&C operating results by the Company, with “compensation actually paid” generally aligning to the trend in CI in each such year, as reflected in the chart below.

CNA Financial Corporation	37	2024 Proxy Statement

Proposal 3. Approval of an amendment to CNA’s certificate of incorporation to update the exculpation provision
Currently, Article THIRTEENTH of the Certificate of Incorporation limits the monetary liability of directors for certain fiduciary duty breaches as allowed under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Delaware recently updated Section 102(b)(7) to allow Delaware corporations to extend the exculpation provision to cover certain senior officers, in addition to directors. For both directors and certain senior officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by stockholders (and not to derivative claims made by stockholders on behalf of the subject company). In light of this update, we are proposing to amend our Certificate of Incorporation to restate the exculpation provision to extend its coverage to certain senior officers to the extent permitted under amended Section 102(b)(7). As a result, both directors and officers would be protected from monetary liability for fiduciary duty breaches to the extent allowed under the DGCL. The Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors. Adopting an exculpation provision that aligns with amended Section 102(b)(7) of the DGCL could prevent protracted and costly litigation that distracts from our primary objective of creating stockholder value over the long term. In addition, as other companies have updated, or are likely to update, their charters to align with amended Section 102(b)(7), our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not similarly do so. For these reasons, the Board believes that the proposal to amend our Certificate of Incorporation as described herein is in the best interests of the Company and its stockholders, and has unanimously adopted a resolution to amend our Certificate of Incorporation, subject to our stockholders’ approval.
Accordingly, we ask our stockholders to vote on the following resolution: “RESOLVED, that the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to amend and restate Article THIRTEENTH, which shall read in its entirety as follows: THIRTEENTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any

CNA Financial Corporation	38	2024 Proxy Statement

acts or omissions of such director or officer occurring prior to such amendment or repeal. The provisions of this Article THIRTEENTH shall not be deemed to limit or preclude indemnification of a director or officer of the Corporation for any liability which has not been limited by the provisions of this Article THIRTEENTH.”
Proposal 4. Ratification of Deloitte & Touche LLP as Independent Registered Public Accountants for CNA for 2024
For the years ended December 31, 2023 and 2022, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), which includes Deloitte Consulting.
	For year ended 2023	For year ended 2022
Audit Fees — The aggregate fees billed for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, for consents and comfort letters, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q
	$12.8 million	$11.8 million
Audit-Related Fees — The aggregate fees billed for audit-related services which generally include fees for audits of the Company’s employee benefit plans, accounting consultations, SEC-related matters and an examination conducted in accordance with the Statement on Standards for Attestation Engagements No. 18 (SSAE 18).
	$0.8 million	$0.5 million
Tax Fees	$0	$0
All Other Fees	$10.8 thousand	$11.0 thousand
Total of Audit and Audit-Related Fees (as described above)	$13.6 million	$12.3 million
Our Audit Committee has established a pre-approval policy with regard to audit, audit-related and certain non-audit engagements by the Company of its independent registered public accountants. Under this policy, our Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte must be separately pre-approved by the Audit Committee. The Audit Committee has also designated the Chairman of the Audit Committee as having authority to pre-approve such engagements as allowed by the policy, subject to reporting on such pre-approvals to the Audit Committee at its next scheduled meeting. All of the fees set forth above have been approved by the Audit Committee in accordance with its approval procedures. Our Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting.
OTHER MATTERS
The Company is not aware of any other business to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, the persons named in the proxies will act in their best judgment on behalf of the stockholders they represent.
The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mail, but regular employees of the Company or its subsidiaries may solicit proxies personally, by telephone, by electronic transmission, or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of Common Stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

CNA Financial Corporation	39	2024 Proxy Statement

STOCKHOLDER AND OTHER INTERESTED PARTY COMMUNICATIONS TO THE BOARD OF DIRECTORS OR THE INDEPENDENT DIRECTORS
The Company has a process by which stockholders or other interested parties may communicate with our Board of Directors. Stockholders and other interested parties wishing to communicate directly to our Board of Directors may submit written communications addressed to the Board of Directors, c/o Secretary, CNA Financial Corporation, 151 North Franklin Avenue, Chicago, Illinois 60606. All such communications from stockholders will be forwarded to the members of the Board.
Any stockholder of the Company wishing to communicate with our Independent Directors may do so in the following ways:
•
By submitting the communication in writing addressed to:
Presiding Director, Non-Management Directors of CNA Financial Corporation
c/o Secretary
CNA Financial Corporation
151 N. Franklin Street
Chicago, Illinois 60606

•
By leaving a recorded message addressed to Presiding Director, Non-Management Directors of CNA Financial Corporation at the following telephone number: 1-888-679-9252; or

•
By sending an email to the attention of the Presiding Director, Non-Management Directors of CNA Financial Corporation at: corporateinvestigations@cna.com.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules
Stockholders interested in presenting a proposal for inclusion in proxy materials for the 2025 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in next year’s proxy statement, stockholder proposals must be addressed to the Company’s Senior Vice President, Deputy General Counsel and Secretary, 151 N. Franklin Street, Chicago, Illinois 60606, and received by November 17, 2024 in order to be included in the Company’s proxy materials.
Advance Notice Requirements for Stockholder Submission of Nominations and Proposals
A stockholder recommendation for nomination of a person for election to the Board of Directors or a proposal for consideration at the 2025 Annual Meeting must be submitted in accordance with the advance notice procedures and other requirements in the Company’s bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the Company’s proxy statement and form of proxy/voting instruction card pursuant to SEC rules.
The Company’s bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal be a stockholder of record at the time of giving the notice and the time of the meeting, be entitled to vote at the meeting and comply with the advance notice provisions in the bylaws. Such provisions require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and disclosure of any material relationship between the stockholder or the beneficial owner and the proposed nominee or nominees, including any material interest in such business of the stockholder or beneficial owner. The bylaws require that stockholder proposals include a brief description of the business to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest of such stockholder or the beneficial owner, if any, on whose behalf the proposal is made in such business. In order to nominate a director

CNA Financial Corporation	40	2024 Proxy Statement

or submit a stockholder proposal to be considered at 2025 Annual Meeting but not included in the proxy materials, the proposal or recommendation for nomination must be received by the Company’s Senior Vice President, Deputy General Counsel and Secretary (at the address above) at least 90 days but no more than 120 days prior to the first anniversary of the previous year’s meeting. For the 2025 Annual Meeting, a proposal or recommendation for nomination must be received no earlier than December 28, 2024 and not later than January 26, 2025. However, in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of nominations of persons for election as directors at a special meeting called for such a purpose, notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the advance notice provisions of the Company’s bylaws shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting.
In addition, the bylaws require that a stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, must also include (1) the name and address of the stockholder, (2) the class and number of shares beneficially owned and held of record by the stockholder and the beneficial owner, (3) any derivative, swap or any other transaction or series of transactions engaged in, directly or indirectly, by the stockholder or the beneficial owner the purpose or effect of which is to give the stockholder or beneficial owner economic risk similar to ownership in the Company, (4) a representation that the stockholder is the holder of record of the shares and entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal or nomination, and (5) a representation that the stockholder or the beneficial owner intends to be or is part of a group which intends to deliver a proxy statement or form of proxy to the holders of at least the percentage of the Company’s outstanding shares required to approve or adopt the proposal or elect the nominee, or otherwise plans to solicit proxies from the stockholders in support of the nomination or proposal.
By order of the Board of Directors,
STATHY DARCY
Senior Vice President,
Deputy General Counsel and Secretary
Chicago, Illinois
March 22, 2024

CNA Financial Corporation	41	2024 Proxy Statement

CNA FINANCIAL CORPORATION

CNA FINANCIAL CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

V36738-P06464

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CNA FINANCIAL CORPORATION

	For All	Withhold All	For All Except
1. Election to the Board of the ten nominees named below:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael A. Bless	06) Kenneth I. Siegel
02) Jose O. Montemayor	07) Andrew H. Tisch
03) Don M. Randel	08) Benjamin J. Tisch
04) André Rice	09) James S. Tisch
05) Dino E. Robusto	10) Jane J. Wang

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY! ! !V36738-P06464! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.CNA FINANCIAL CORPORATIONC/O BROADRIDGEP.O. BOX 1342BRENTWOOD, NY 11717Nominees:01) Michael A. Bless02) Jose O. Montemayor03) Don M. Randel04) André Rice05) Dino E. Robusto06) Kenneth I. Siegel07) Andrew H. Tisch08) Benjamin J. Tisch09) James S. Tisch10) Jane J. Wang1. Election to the Board of the ten nominees named below:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.CNA FINANCIAL CORPORATIONThe Board of Directors recommends you vote FORthe following:2. An advisory (non-binding) vote to approve named executive officer compensation.3. Approval of an amendment to CNA's certificate of incorporation to update the exculpation provision.4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNA for 2024.NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.The Board of Directors recommends you vote FOR proposals 2, 3 and 4.! ! !VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

V36739-P06464CNA FINANCIAL CORPORATIONANNUAL MEETING OF STOCKHOLDERSWednesday, May 1, 20247:30 a.m. Central Time151 North Franklin StreetChicago, IL 60606CNA FINANCIAL CORPORATIONAnnual Meeting of StockholdersMay 1, 2024 7:30 AM Central TimeThis proxy is solicited by the Board of DirectorsThis proxy is solicited by the Board of Directors for the use at the Annual Meeting on May 1, 2024at 7:30 AM Central TimeD.E. Robusto, A.H. Tisch, J.S. Tisch (the "Proxy Committee"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CNA Financial Corporation to be held on May 1, 2024 or at any postponement or adjournment thereof.Shares represented by this Proxy will be voted by the stockholder. If no such directions are indicated, the Proxy Committee will have authority to vote FOR the election of each of the Board's nominees for director in Proposal 1, FOR an advisory (non-binding) vote to approve named executive officer compensation in Proposal 2, FOR the approval of an amendment to CNA's certificate of incorporation to update the exculpation provision in Proposal 3 and FOR the ratification of the appointment of Deloitte & Touche LLPas independent registered public accountants for CNA for 2024 in Proposal 4.In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.Continued and to be signed on reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

Your Vote Counts!V36744-P06464CNA FINANCIAL CORPORATION2024 Annual MeetingVote by April 30, 202411:59 PM ETYou invested in CNA FINANCIAL CORPORATION and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding theavailability of proxy material for the stockholder meeting to be held on May 1, 2024.Smartphone usersPoint your camera here andvote without entering acontrol numberFor complete information and to vote, visit www.ProxyVote.comControl #Get informed before you voteView the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s)by requesting prior to April 17, 2024. If you would like to request a copy of the material(s) for this and/or future stockholdermeetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com.If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will nototherwise receive a paper or email copy.CNA FINANCIAL CORPORATIONC/O BROADRIDGEP.O. BOX 1342BRENTWOOD, NY 11717Vote in Person at the Meeting*Wednesday, May 1, 20247:30 a.m., Central time151 N. Franklin Street7th Floor Navy Pier 3 RoomChicago, Illinois*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.V36745-P06464Voting ItemsBoardRecommendsTHIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at theupcoming stockholder meeting. Please follow the instructions onthe reverse side to vote these important matters.Vote at www.ProxyVote.com1. Election to the Board of the ten nominees named below:ForNominees:01) Michael A. Bless02) Jose O. Montemayor03) Don M. Randel04) André Rice05) Dino E. Robusto06) Kenneth I. Siegel07) Andrew H. Tisch08) Benjamin J. Tisch09) James S. Tisch10) Jane J. Wang2. An advisory (non-binding) vote to approve named executive officer compensation. For3. Approval of an amendment to CNA’s certificate of incorporation to update the exculpation provision. For4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for CNAfor 2024. ForNOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BEVOTED FOR PROPOSALS 1, 2, 3 AND 4.